EXHIBIT 32

CERTIFICATIONS

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Annual Report on Form 10-KSB filed by Bank of Wilmington Corporation (the “Registrant”) for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 30, 2006	/s/ Cameron Coburn
Cameron Coburn
President and Chief Executive Officer

Date: March 30, 2006	/s/ Betty V. Norris
Betty V. Norris
Senior Vice President
and Chief Financial Office